Exhibit 10.18

MANITOWOC FOODSERVICE, INC.
RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated the _____ day of _________, 20__ (the “Grant Date”), is granted by MANITOWOC FOODSERVICE, INC. (the “Company”) to [Name of Employee], an employee of the Company or one of its Affiliates (the “Employee”) pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for the Employee to obtain or increase the Employee’s stock ownership interest in the Company in order that the Employee will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable.
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant of shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the restrictions provided herein.
NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:
1.Award of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, Employee is granted {INSERT NUMBER OF SHARES} shares of Stock (hereinafter such shares are referred to as the “Restricted Shares”). Capitalized terms used and not defined in this Agreement shall have the meanings given in the Plan.
2.    Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
(a)    Vesting Schedule. [TIME VESTING ALTERNATIVE: Except to the extent otherwise provided in the Plan, [INSERT VESTING PERCENTAGE] of the total Restricted Shares will vest on [INSERT VESTING SCHEDULE], but only if Employee is continuously employed with, or in the service of, the Company or its Affiliates through the applicable vesting date.] [PERFORMANCE VESTING ALTERNATIVE: Except to the extent otherwise provided in the Plan, [INSERT VESTING PERCENTAGE] of the total Restricted Shares will vest upon the achievement of [INSERT PERFORMANCE GOALS], but only if Employee is continuously employed with, or in the service of, the Company or its Affiliates through the applicable vesting date[.] [FOR AWARDS INTENDED TO QUALIFY AS PERFORMANCE BASED COMPENSATION UNDER 162(M), ADD “; provided that the vesting of the Restricted Shares shall be contingent on Committee certification of the achievement of such performance goals”].]
(b)    Termination of Employment or Service. Upon any termination of employment or service prior to the date all of the Restricted Shares vest, the unvested Restricted Shares shall be treated as provided in the Plan.
If the Employee takes an approved unpaid leave of absence from the Company or an Affiliate, the Committee may, in its sole discretion, delay any vesting date(s) to take into account the period(s) during which the Employee was not actively employed by the Company or an Affiliate.
3.    Certificate. Until the Restricted Shares vest, the Company may, at the Committee’s discretion, issue one or more certificates representing such Restricted Shares, with an appropriate restrictive legend, and/or maintain possession of the certificate representing the Restricted Shares (with or without a legend) and/or take any other action that the Committee deems necessary or advisable to enforce the limitations under this Agreement and the Plan. The following is an example of an appropriate legend:
The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary or by operation of law, is subject to certain restrictions set forth in a Restricted Stock Agreement, dated as of ___________, 20__, by and between Manitowoc Foodservice, Inc. and the registered owner hereof. A copy of such Agreement may be obtained from the Secretary of Manitowoc Foodservice, Inc.
After (i) a Restricted Share vests and, if applicable, the Committee certifies that performance goals have been achieved; (ii) the receipt by the Company from the Employee of the certificate with legend representing such Restricted Share (if such a certificate had been issued to the Employee); and (iii) the tax requirements of paragraph 5 of this Agreement are met, the Company will deliver to the Employee a certificate representing such Restricted Share, free of any legend pertaining to any restrictions on transfer and such Restricted Share shall thereupon be free of all transfer restrictions other than those imposed by law. Notwithstanding the foregoing, the Company shall not be required to deliver any fractional share of Company stock but may pay, in lieu thereof, the Fair Market Value (determined as of the date that the restrictions lapse) of such fractional share of Company stock, to the Employee or the Employee’s estate, as the case may be.

4.    Transfer After Vesting. Prior to vesting, the Restricted Shares are subject to the transfer restrictions set forth in the Plan. After the Restricted Shares have vested, the Restricted Shares shall thereafter be transferable by the Employee, subject to the terms of any shareholder agreement or Company policy then in effect, provided that the Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):
(a)    that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and
(b)    to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
5.    Recoupment or Claw Back. The Restricted Shares awarded under this Agreement and the proceeds from any subsequent transfer shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.
6.    Withholding of Tax. To the extent that the receipt of the Restricted Shares or the vesting thereof results in income to the Employee for foreign, federal, state or local income tax purposes, the Employee or the Employee’s heir(s) shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Employee or the Employee’s heir(s) fail(s) to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Employee or the Employee’s heir(s) any tax required to be withheld by reason of such resulting compensation income; provided that, in lieu of such delivery or withholding, any withholding obligation of the Company may be satisfied by withholding shares of Stock subject to this Agreement (provided that shares of Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).
7.    Interpretation. As a condition of the granting of the Restricted Shares, the Employee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.
8.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs. This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.
9.    Amendment or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended except as provided in Section 15 of the Plan.
10.    Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the state of Florida. The Company may require that the action or proceeding be determined in a bench trial.
ALL PARTIES ACKNOWLEDGE THAT THE RESTRICTED SHARES ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE EMPLOYEE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.
11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.

THE COMPANY:

MANITOWOC FOODSERVICE, INC.
(the “Company”)

By:

Name:

Title:

THE EMPLOYEE:

[Name of Employee]